UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2008 (July 21, 2008)

Connecticut Water Service, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

860-669-8630
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CONNNECTICUT WATER SERVICE, INC.

Item 1.01                      Entry into a Material Definitive Agreement

On July 21, 2008, Connecticut Water Service, Inc.’s (“CWS”) principal operating subsidiary, The Connecticut Water Company (“CWC”) entered into a definitive agreement to acquire the Ellington Acres Company (“EAC”), a regulated water utility company that provides water service to approximately 750 customers in the towns of Ellington and Somers, Connecticut.  Under the terms of the stock purchase agreement, CWC will purchase all issued and outstanding shares of EAC for $1,495,000.  The acquisition is subject to approval by the Connecticut Department of Public Utility Control.

On July 23, 2008, CWS issued a press release describing the acquisition of EAC.  A copy of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.  CWS will file a copy of the stock purchase agreement as an exhibit to its next regularly scheduled Form 10-Q filing to be made in August 2008 with the U.S. Securities and Exchange Commission.

Item 9.01                      Financial Statements and Exhibits

The following is filed herewith as an exhibit

(c)           Exhibits

99.1	Press release of CWS regarding the acquisition of Ellington Acres Company, dated July 23, 2008.

CONNNECTICUT WATER SERVICE, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: July 24, 2008	By: /s/ Nicholas A. Rinaldi Nicholas A. Rinaldi Controller